EXHIBIT 10.14

$280,000,000

AMERICAN COLOR GRAPHICS, INC.

10% SENIOR SECOND SECURED NOTES DUE 2010

PURCHASE AGREEMENT

June 19, 2003

June 19, 2003

Morgan Stanley & Co. Incorporated
Banc of America Securities LLC
Credit Suisse First Boston LLC
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Dear Sirs and Mesdames:

American Color Graphics, Inc., a New York corporation (the “Company”), proposes to issue and sell to the several purchasers named in Schedule I hereto (the “Initial Purchasers”) $280,000,000 principal amount of its 10% Senior Second Secured Notes due 2010 (the “Securities”) to be issued pursuant to the provisions of an Indenture dated as of July, 2003 (the “Indenture”) among the Company, ACG Holdings, Inc. (“Holdings” or the “Guarantor”), and The Bank of New York, as Trustee (the “Trustee”).  The obligations of the Company under the Securities and the Indenture will be unconditionally guaranteed on a senior basis by the Guarantor pursuant to the terms of the Indenture (the “Guarantee”).

The Securities will be offered without being registered under the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers in compliance with the exemption from registration provided by Rule 144A under the Securities Act and in offshore transactions in reliance on Regulation S under the Securities Act (“Regulation S”).

The Initial Purchasers and their direct and indirect transferees will be entitled to the benefits of a Registration Rights Agreement dated the date hereof among the Company, the Guarantor and the Initial Purchasers (the “Registration Rights Agreement”).

In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum (the “Preliminary Memorandum”) and will prepare a final offering memorandum (the “Final Memorandum” and, with the Preliminary Memorandum, each a “Memorandum”) including a description of the terms of the Securities, the terms of the offering and a description of the Company and the Guarantor.  As used herein, the term “Memorandum” shall include in each case any amendments or supplements thereto, unless otherwise noted.

Pursuant to the Security Agreement (the “Security Agreement”), nine separate mortgages, deeds of trust, leasehold mortgages or other similar instruments (collectively, the “Mortgages”), and the Pledge Agreement (the “Pledge Agreement”), each to be dated on or about July 3, 2003, among the Company, the Guarantor (but not as to the Mortgages and certain other security documents to which the Guarantor is not a party), and The Bank of New York, as collateral agent (the “Collateral Agent”), and the other respective parties thereto, and such other documents required to grant a perfected security interest in the property of the Company and the Guarantor contemplated by the Indenture, the Security Agreement and the Intercreditor Agreement (collectively, with the Security Agreement, the Mortgages and the Pledge Agreement,

the “Security Documents”), the Securities are secured by the property so described in the Security Documents, subject to the limitations specified therein (the ”Collateral”).

1.        Representations and Warranties. The Company represents and warrants to, and agrees with, you that:

(a)           The Preliminary Memorandum does not contain and the Final Memorandum, in the form used by the Initial Purchasers to confirm sales and on the Closing Date (as defined in Section 4), will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in either Memorandum based upon information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through you expressly for use therein.

(b)           The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in each Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(c)           Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in each Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims, except as set forth in the Final Memorandum.  The Company has no direct or indirect subsidiaries other than Sullivan Marketing, Inc., American Images of North America, Inc. and Sullivan Media Corporation, all of which are inactive.

(d)           Holdings has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in each Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on it; all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by Holdings, free and clear of all liens, encumbrances, equities or claims, except as set forth in the Final Memorandum.  Holdings has no direct subsidiaries other than the Company.

(e)           This Agreement has been duly authorized, executed and delivered by the Company and the Guarantor.

(f)            The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to the effects of applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability, and will be entitled to the benefits of the Indenture and the Registration Rights Agreement.

(g)           Each of the Indenture and the Registration Rights Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company and the Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general principles of equity and except as rights to indemnification and contribution under the Registration Rights Agreement may be limited by principles of public policy or under applicable law.

(h)           Each of the Security Documents has been duly authorized by the Company and (where applicable) the Guarantor and, when executed and delivered in accordance with its terms by each of the parties thereto, will be a valid and binding agreement of the Company and (where applicable) the Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general principles of equity.

(i)            Each of the Security Documents, when executed and delivered in accordance with its terms by each of the parties thereto, will create a valid and, where applicable, upon due filing and/or recording thereof in the proper public records and payment of all fees, taxes and other charges payable in connection therewith, enforceable security interest in the portion of the Collateral covered by such Security Document in favor of the Collateral Agent for the benefit of the Trustee and the holders of the Securities, among others, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, receivership, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally and equitable principles of general applicability (whether applied by a court of law or equity).

(j)            Upon the filing of all necessary Uniform Commercial Code (“UCC”) financing statements in the proper filing offices and all other actions necessary to perfect a security interest in the portion of the Collateral that is not real property, fixtures or leases and rentals (collectively, the “Real Estate Collateral”) and in which a security interest can be perfected under Article 9 of the UCC as in effect in the applicable jurisdictions (the “UCC Collateral”) and the obtaining of control or possession by the Collateral Agent of that portion of the UCC Collateral in which a security interest cannot be perfected in favor of the Collateral Agent, for the benefit of the Trustee and the holders of the Securities, among others, by the filing of UCC financing statements under Article 9 of the UCC as in effect in the applicable jurisdictions but instead can be perfected only by control or possession, the security interests in the UCC Collateral granted to the Collateral Agent, for the benefit of the Trustee and the holders of the Securities, among others, will constitute valid and perfected second priority security interests securing the obligations of the Company and (where applicable) the Guarantor under the Indenture, subject only to Permitted Liens and other Liens expressly permitted under the Indenture.  As of the Closing Date, except for the filing of all necessary UCC financing statements in the proper filing offices, all other filings and other actions necessary to perfect the security interest in the UCC Collateral will have been duly made or taken and will be in full force and effect.

(k)           Upon the recording of the Mortgages, and the filing of all necessary UCC fixture financing statements, in the proper recording and filing offices, the payment of all fees, taxes and other charges payable in connection therewith, and all other actions necessary to perfect a lien on the Real Estate Collateral in the applicable jurisdictions, the liens on the Real Estate Collateral granted to the Collateral Agent, for the benefit of the Trustee and the holders of the Securities, among others, will constitute valid and perfected liens securing the obligations of the Company under the Indenture.

(l)            The execution and delivery by the Company and the Guarantor of, and the performance by the Company and the Guarantor of its obligations under, this Agreement, the Indenture, the Registration Rights Agreement, the Security Documents, the Securities (in the case of the Company) and the Guarantee (in the case of the Guarantor) will not contravene any provision of applicable law or the certificate of incorporation or by–laws of the Company or the Guarantor or any agreement or other instrument binding upon the Guarantor, the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Guarantor, the Company or any of its subsidiaries, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company or the Guarantor of its obligations under this Agreement, the Indenture, the Registration Rights Agreement, the Security Documents, the Securities (in the case of the Company) or the Guarantee (in the case of the Guarantor), except for such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities and by Federal and state securities laws with respect to the Company’s and the Guarantor’s obligations under the Registration Rights Agreement.

(m)          There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, or of Holdings from that set forth in the Final Memorandum.

(n)           There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which Holdings, or any of its subsidiaries is a party or to which any of the properties of Holdings, the Company or any of its subsidiaries is subject other than proceedings accurately described in all material respects in each Memorandum and proceedings that would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company and the Guarantor to perform its obligations under this Agreement, the Indenture, the Registration Rights Agreement, the Securities (in the case of the Company) or the Guarantee (in the case of the Guarantor) or to consummate the transactions contemplated by the Final Memorandum.

(o)           Holdings, the Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(p)           Neither the Company nor the Guarantor is responsible for any costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(q)           Neither the Company nor the Guarantor is, or after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Memorandum will be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(r)            None of the Company, the Guarantor or any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, an “Affiliate”) of the Company or the Guarantor has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the Securities or (ii) offered, solicited offers to buy or sold the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act, except that the representations and warranties in this paragraph do not apply to Morgan Stanley & Co. Incorporated, to the extent that Morgan Stanley & Co. Incorporated might be deemed to be an Affiliate of the Company.

(s)           None of the Company, the Guarantor, any of their respective Affiliates or any person acting on its or their behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities and the Company, the Guarantor and each of their respective Affiliates and any person acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S, except that the representations and warranties in this paragraph do not apply to Morgan Stanley & Co. Incorporated, to the extent that Morgan Stanley & Co. Incorporated might be deemed to be an Affiliate of the Company.

(t)            It is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers in the manner contemplated by this Agreement to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

(u)           The Securities and the Guarantee satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act.

(v)           The Securities and the Guarantee conform in all material respects to the description thereof contained in the Final Memorandum under the heading “Description of the Notes”.

(w)          The Security Documents will, as of the Closing Date, conform in all material respects to the descriptions thereof contained in the Final Memorandum under the heading “Description of the Notes — Collateral.”

(x)            Subsequent to the respective dates as of which information is given in the Final Memorandum, (i) none of Holdings, the Company or any of its subsidiaries has incurred any liability or obligation, direct or contingent, that is material to Holdings and its subsidiaries taken as a whole, nor entered into any transaction not in the ordinary course of business that is material to Holdings and its subsidiaries taken as a whole; – (ii) none of Holdings, the Company or any of its subsidiaries has purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of Holdings, the Company or any of its subsidiaries, except in each case as described in the Final Memorandum.

(y)           Holdings, the Company and its subsidiaries have good and marketable title to all eight real property parcels owned by them in fee simple that are included in the Real Estate Collateral and a valid leasehold interest in the leased plant included in the Real Estate Collateral, in each case free and clear of all liens, encumbrances and defects except such as are described in the Final Memorandum or such as do not, singly or in the aggregate, have a material adverse effect on the use made and proposed to be made of such property by Holdings and the Company or a material adverse effect on the value of such property for the use made and proposed to be made of such property by Holdings and the Company.  Holdings and the Company have good title to all personal property owned by them which is material to the business of Holdings and the Company, in each case free and clear of all liens, encumbrances and defects except such as are described in the Final Memorandum or that constitute Permitted Liens under the Indenture.

(z)            Holdings, the Company and its subsidiaries own or possess, or can acquire on reasonable terms, all patents, patent rights, licenses, inventions, copyrights, know–how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them that are material to the Company and its subsidiaries taken as a whole, and none of Holdings, the Company or any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on Holdings, in each case except as accurately described in all material respects in the Final Memorandum.

(aa)         No material labor dispute with the employees of Holdings, the Company or any of its subsidiaries exists, or, to the knowledge of Holdings or the Company, is imminent except as described in the Final Memorandum.

(bb)         Holdings, the Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent in the businesses in which they are engaged, and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on Holdings, except as described in the Final Memorandum.

(cc)         Holdings, the Company and its subsidiaries each maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(dd)         The Company has received a commitment letter and term sheet from Bank of America N.A. and Morgan Stanley Senior Funding, Inc. (the “Lenders”), in the form attached as Exhibit C hereto, to the effect that the Lenders have committed to provide the Company with a new revolving credit facility (the “New Revolving Credit Facility”) and such Commitment Letter is in full force and effect and is subject only to the conditions set forth therein.  The documentation evidencing the New Revolving Credit Facility (the “New Revolving Credit Facility Documentation”) (A) has been duly authorized by the Company, the Guarantor and each subsidiary of the Company party thereto and, when duly executed and delivered on or prior to the Closing Date, will be a valid and binding agreement of the Company, the Guarantor and each subsidiary of the Company party thereto enforceable in accordance with its terms, subject to the effects of applicable bankruptcy, insolvency, reorganization, receivership, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally and equitable principles of general applicability (whether applied by a court of law or equity) and (B) conforms in all material respects to the description thereof in each Memorandum.

(ee)   There are no agreements between the Company and any of its Affiliates other than those listed on Schedule II hereto.

2.        Agreements to Sell and Purchase.  The Company hereby agrees to sell to the several Initial Purchasers, and each Initial Purchaser, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth in Schedule I hereto opposite its name at a purchase price of 97% of the principal amount thereof (the “Purchase Price”) plus accrued interest, if any, to the Closing Date.

The Company and the Guarantor hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Initial Purchasers, it will not, during the period beginning on the date hereof and continuing to and including the Closing Date, offer, sell, contract to sell or otherwise dispose of any debt of the Company or the Guarantor or warrants to purchase debt of the Company or the Guarantor substantially similar to the Securities (other than the sale of the Securities under this Agreement).

3.        Terms of Offering. You have advised the Company that the Initial Purchasers will make an offering of the Securities purchased by the Initial Purchasers hereunder on the terms to be set forth in the Final Memorandum, as soon as practicable after this Agreement is entered into as in your judgment is advisable.

4.        Payment and Delivery. Payment for the Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Securities for the respective accounts of the several Initial Purchasers at 10:00 a.m., New York City time, on July 3, 2003, or at such other time on the same or such other date, not later than July 17, 2003, as shall be designated in writing by you.  The time and date of such payment are hereinafter referred to as the “Closing Date.”

Certificates for the Securities shall be in definitive form or global form, as specified by you, and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date.  The certificates for the Securities shall be delivered to you on the Closing Date for the respective accounts of the several Initial Purchasers, with any transfer taxes payable in connection with the transfer of the Securities to the Initial Purchasers duly paid, against payment of the Purchase Price therefor plus accrued interest, if any, to the date of payment and delivery.

5.        Conditions to the Initial Purchasers’ Obligations. The several obligations of the Initial Purchasers to purchase and pay for the Securities on the Closing Date are subject to the following conditions:

(a)       Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)   there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company’s or any Guarantor’s securities by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

(ii)   there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, or of Holdings from that set forth in the Final Memorandum that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Final Memorandum.

(b)       The Initial Purchasers shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)       The Initial Purchasers shall have received on the Closing Date an opinion of (i) Timothy M. Davis, general counsel of Holdings and the Company, substantially to the effect set forth in Exhibit A, and (ii) Gibson, Dunn & Crutcher LLP, special counsel for the Company, dated the Closing Date, substantially to the effect set forth in Exhibit B.

(d)       The Initial Purchasers shall have received on the Closing Date an opinion of Shearman & Sterling LLP, counsel for the Initial Purchasers, dated the Closing Date, to the effect set forth in Exhibit C.

(e)       The Initial Purchasers shall have received on each of the date hereof and the Closing Date a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Initial Purchasers, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in each Memorandum; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(f)        All conditions to the effectiveness of the New Revolving Credit Facility Documentation and the borrowings contemplated to occur thereunder on the Closing Date, including the due authorization, execution and delivery of the New Revolving Credit Facility Documentation (copies of which will be provided to you on or before the Closing Date), have been satisfied.

(g)       On the Closing Date, all amounts, fees and expenses outstanding under the existing credit facility shall be repaid as set forth in the Final Memorandum, the existing credit facility shall cease to be in effect (except those provisions regarding indemnity reimbursement) and the New Revolving Credit Facility shall become effective simultaneously with the payment for and delivery of the Securities pursuant to this Agreement.

(h)       On the Closing Date, the Company shall have issued an irrevocable notice to redeem the 12 3/4 % Senior Subordinated Notes due 2005 and shall deposit the redemption price with the Trustee.

(i)        On the Closing Date, the Security Documents (and the instruments required to be delivered thereunder), in form and substance reasonably satisfactory to the Initial Purchasers, shall have been duly executed and delivered by the Company and (where applicable) the Guarantor and shall be in full force and effect.

(j)        On the Closing Date, the Collateral Agent shall have received all necessary UCC financing statements for filing in the proper filing offices and, upon the filing of all necessary UCC financing statements in the proper filing offices and all other actions necessary to perfect a security interest in the UCC Collateral, the Collateral Agent for the benefit of the Trustee and the holders of the Securities (the “Second Lien Creditors”), shall have a valid and perfected security interest in the UCC Collateral securing the obligations of the Company and the Guarantor under the Indenture, and such security interest of the Second Lien Creditors will not be subject to or subordinated to any Liens (as defined in the Indenture) other than the Liens granted for the benefit of the First Lien Creditors (as defined in the Indenture) and the Permitted Liens (as defined in the Indenture) and other Liens expressly permitted under the Indenture.

(k)       On the Closing Date, the Collateral Agent shall have received duly issued marked title insurance commitments insuring the lien of the Collateral Agent under the Mortgages relating to the Real Estate Collateral as a valid and perfected mortgage lien on the Real Estate Collateral securing the obligations of the Company under the Indenture, not subject to or subordinated to any liens other than the liens granted under the Security Documents for the benefit of the First Lien Creditors and Permitted Liens, and the agent for the title company issuing such marked commitments shall have received fully executed copies of the Mortgages for recording in the proper recording offices, together with funds in an amount sufficient to pay all taxes, fees and other charges payable in connection with such recording, such that upon such recording, and the filing of all necessary UCC fixture financing statements and payment of such amounts to the proper governmental officials in connection with such recording and filing in the proper recording and filing offices, the Collateral Agent for the benefit of the Second Lien Creditors shall have a valid and perfected lien on the Real Estate Collateral securing the obligations of the Company under the Indenture, not be subject to or subordinated to any liens other than the liens granted under the Security Documents for the benefit of the First Lien Creditors and Permitted Liens.

6.        Covenants of the Company and the Guarantor. In further consideration of the agreements of the Initial Purchasers contained in this Agreement, the Company and the Guarantor, jointly and severally, covenants with each Initial Purchaser as follows:

(a)       To furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(c), as many copies of the Final Memorandum and any supplements and amendments thereto as you may reasonably request.

(b)       Before amending or supplementing either Memorandum, to furnish to you a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which you reasonably object.

(c)       If, during such period after the date hereof and prior to the date on which all of the Securities shall have been sold by the Initial Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Memorandum in order to make the statements therein, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Initial Purchasers, it is necessary to amend or supplement the Final Memorandum to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Initial Purchasers, either amendments or supplements to the Final Memorandum so that the statements in the Final Memorandum as so amended or supplemented will not, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, be misleading or so that the Final Memorandum, as amended or supplemented, will comply with applicable law.

(d)       To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

(e)       Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of counsel to the Company and the Guarantor and the accountants of the Company and the Guarantor in connection with the issuance and sale of the Securities and all other fees or expenses in connection with the preparation of each Memorandum and all amendments and supplements thereto, including all printing costs associated therewith, and the delivering of copies thereof to the Initial Purchasers, in the quantities herein above specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Initial Purchasers, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) any fees charged by rating agencies for the rating of the Securities, (v) the fees and expenses, if any, incurred in connection with the admission of the Securities for trading in PORTAL or any appropriate market system, (vi) the costs and charges of the Trustee and any transfer agent, registrar or depositary, (vii) the cost of the preparation, issuance and delivery of the Securities, (viii) the costs and expenses of the Company and the Guarantor relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and the Guarantor and any such consultants, and the cost of any aircraft chartered in connection with the road show, (but excluding the travel (other than chartered aircraft) and lodging expenses of the representatives of the Initial Purchasers); (ix) the document production charges and expenses associated with printing this Agreement; and (x) all other cost and expenses incident to the performance of the obligations of the Company and the Guarantor hereunder for which provision is not otherwise made in this Section.  It is understood, however, that except as provided in this

Section, Section 9, and the last paragraph of Section 11, the Initial Purchasers will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

(f)        Not to, and not to permit any Affiliate to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Securities in a manner which would require the registration under the Securities Act of the Securities, except that the provisions of this paragraph do not apply to Morgan Stanley & Co. Incorporated, to the extent that Morgan Stanley & Co. Incorporated might be deemed to be an Affiliate of the Company.

(g)       Not to solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

(h)       While any of the Securities remain “restricted securities” within the meaning of the Securities Act, to make available, upon request, to any seller of such Securities the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

(i)        If requested by you, to use its best efforts to permit the Securities to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL Market.

(j)        Not to, and not to permit any of its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers) to, engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Securities, and to cause its Affiliates and each person acting on its or their behalf (other than the Initial Purchasers) to, comply with the offering restrictions requirement of Regulation S, except that the provisions of this paragraph do not apply to Morgan Stanley & Co. Incorporated, to the extent that Morgan Stanley & Co. Incorporated might be deemed to be an Affiliate of the Company.

(k)       During the period of two years after the Closing Date, not to, and not to permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities which constitute “restricted securities” under Rule 144 that have been reacquired by any of them, except that the provisions of this paragraph do not apply to Morgan Stanley & Co. Incorporated, to the extent that Morgan Stanley & Co. Incorporated might be deemed to be an Affiliate of the Company.

(l)        Not to take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Securities contemplated hereby.

7.        Offering of Securities; Restrictions on Transfer.  (a) Each Initial Purchaser, severally and not jointly, represents and warrants that such Initial Purchaser is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a “QIB”).  Each Initial Purchaser, severally and not jointly, agrees with the Company that (i) it will not solicit offers for, or offer or sell, such Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (ii) it will solicit offers for such Securities only from, and will offer such Securities only to, persons that it reasonably believes to be (A) in the case of offers inside the United States, QIBs, and (B) in the case of offers outside the United States, to persons other than U.S. persons (“foreign purchasers,” which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) in reliance upon Regulation S under the Securities Act that, in each case, in purchasing such Securities are deemed to have represented and agreed as provided in the Final Memorandum under the caption “Transfer Restrictions.”

(b)           Each Initial Purchaser, severally and not jointly, represents, warrants, and agrees with respect to offers and sales outside the United States that:

(i)        such Initial Purchaser understands that no action has been or will be taken in any jurisdiction by the Company that would permit a public offering of the Securities, or possession or distribution of either Memorandum or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required;

(ii)       such Initial Purchaser will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Securities or has in its possession or distributes either Memorandum or any such other material, in all cases at its own expense;

(iii)          the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Rule 144A or Regulation S under the Securities Act or pursuant to another exemption from the registration requirements of the Securities Act;

(iv)      such Initial Purchaser has offered the Securities and will offer and sell the Securities (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S or as otherwise permitted in Section 7(a); accordingly, neither such Initial Purchaser, its Affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities, and any such Initial Purchaser, its Affiliates and any such persons have complied and will comply with the offering restrictions requirement of Regulation S;

(v)       such Initial Purchaser  (A) has not offered or sold and, prior to the date six months after the Closing Date, will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (B) has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (the “FSMA”) with respect of anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom, and (C) will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of the Securities in circumstances in which section 21(1) of the FSMA does not apply to the Company;

(vi)      such Initial Purchaser understands that the Securities have not been and will not be registered under the Securities and Exchange Law of Japan, and represents that it has not offered or sold, and agrees not to offer or sell, directly or indirectly, any Securities in Japan or for the account of any resident thereof except pursuant to any exemption from the registration requirements of the Securities and Exchange Law of Japan and otherwise in compliance with applicable provisions of Japanese law; and

(vii)     such Initial Purchaser agrees that, at or prior to confirmation of sales of the Securities, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Securities Act”) and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S.”

Terms used in this Section 7(b) have the meanings given to them by Regulation S.

8.        Market-Making.  Each of the Company and the Guarantor, jointly and severally, for the sole benefit of Morgan Stanley & Co. Incorporated (“Morgan Stanley”), agrees that:

(a)       prior to the consummation of the Exchange Offer (as defined in the Registration Rights Agreement) or the effectiveness of a Shelf Registration Statement (as defined in the Registration Rights Agreement) if, in the reasonable judgment of Morgan Stanley, it or any of its affiliates (as such term is defined in the rules and regulations under the 1933 Act) is required to deliver an offering memorandum in connection with sales of, or market-making activities with respect to, the Securities and the Guarantee (i)

to periodically amend or supplement the Final Memorandum so that the information contained in the Final Memorandum complies with the requirements of Rule 144A of the 1933 Act, (ii) to amend or supplement the Final Memorandum when necessary to reflect any material changes in the information provided therein so that the Final Memorandum will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances existing as of the date the Final Memorandum is so delivered, not misleading and (iii) to provide Morgan Stanley with copies of each such amended or supplemented Final Memorandum, as Morgan Stanley may reasonably request;

(b)       following the consummation of the Exchange Offer or the effectiveness of a Shelf Registration Statement and for so long as the Securities or the Exchange Securities are outstanding, if, in the judgment of Morgan Stanley, it or any of its affiliates (as such term is defined in the rules and regulations under the 1933 Act) is required to deliver a prospectus in connection with sales of, or market-making activities with respect to, such securities, (i) to periodically amend the applicable registration statement so that the information contained therein complies with the requirements of Section 10(a) of the 1933 Act, (ii) if reasonably requested by Morgan Stanley, within 45 days following the end of the Company’s most recent fiscal quarter (other than the Company’s final fiscal quarter in each fiscal year), to file a supplement to the prospectus included in the applicable registration statement which sets forth the financial results of the Company and the Guarantor for the previous fiscal quarter, (iii) if reasonably requested by Morgan Stanley, within 90 days following the end of the Company’s most recent fiscal year, to amend the applicable registration statement to set forth the financial results of the Company and the Guarantor for the previous fiscal year, (iv) to amend the applicable registration statement or supplement the related prospectus when necessary to reflect any material changes in the information provided therein so that the registration statement and the prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances existing as of the date the prospectus is so delivered, not misleading and (v) to provide Morgan Stanley with copies of each such amendment or supplement as Morgan Stanley may reasonably request;

(c)       it shall notify Morgan Stanley and its counsel and (if requested by any such person) confirm such advice in writing, (i) when any amendment to the Final Memorandum has been issued, when any prospectus supplement or amendment or post–effective amendment has been filed, and, with respect to any post-effective amendment, when the same has become effective, (ii) of any request by the Securities and Exchange Commission (the “SEC”) for any post-effective amendment or supplement to a registration statement, any supplement or amendment to a prospectus or for additional information, (iii) the issuance by the SEC of any stop order suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose, (iv) of the receipt by it of any notification with respect to the suspension of the qualification of the Securities or the Exchange Securities for sale in any jurisdiction or the initiation or threatening of any proceedings for such purpose and (v) that the Company has suspended use of the Final Memorandum, a registration statement, a prospectus or any amendment or supplement thereto as a result of the happening of any event which makes any statement made in the Final Memorandum, a registration statement, a prospectus or any amendment or supplement thereto untrue or which requires the making of any change in the Final Memorandum, a registration statement, a prospectus or any amendment or supplement thereto, in order to make the statements therein not misleading;

(d)       the Company and the Guarantor consent to the use of the Final Memorandum and any prospectus referred to in this Section 8 or any amendment or supplement thereto by Morgan Stanley and its affiliates in connection with the offering and sale of the Securities and the Guarantee or the Exchange Securities, as the case may be; provided that upon receipt of any notice from the Company of the kind described in clause (c)(v) of this Section 8, Morgan Stanley and its affiliates will forthwith discontinue disposition of such Securities or Exchange Securities pursuant to any such Final Memorandum or prospectus until Morgan Stanley and its affiliates receive copies of a supplemented or amended Final Memorandum or prospectus referred to in this Section 8; any such suspensions may not exceed 60 days in any 365–day period; any notices to Morgan Stanley pursuant to this clause (e) shall be sent to Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, NY, 10036, Attention:  High Yield New Issues Group, facsimile number:  (212) 761–0587, with a copy to the Control Group, Manager, facsimile number (212) 761-9709, and shall be deemed to have been duly given or made only upon receipt;

(e)       in connection with any amendment or supplement to the Final Memorandum or the effectiveness of the Shelf Registration Statement or any amendment thereto or supplemental prospectus, in each case including any Form 10-K information that is incorporated by reference or included in such Final Memorandum or Shelf Registration Statement required by this Section 8, the Company and the Guarantor will cause to be provided to Morgan Stanley an opinion of counsel of the Company (which counsel may be the General Counsel of the Company) (covering matters customarily covered in opinions delivered in underwritten offerings) and a “cold comfort” letter from the Company’s independent public accountants (covering matters customarily covered in “cold comfort” letters delivered in underwritten offerings) and such documents and certificates as may be reasonably requested by Morgan Stanley;

(f)        the Company and the Guarantor will comply with the provisions of this Section 8 at their own expense; and

(g)       the Company and the Guarantor hereby expressly acknowledge that the indemnification and contribution provisions of Section 9 of this Agreement shall be specifically applicable and relate to each offering memorandum, registration statement, prospectus, amendment or supplement referred to in this Section 8 except with respect to losses, claims or liabilities resulting from the delivery of any offering memorandum or prospectus to the extent that it is established that such offering memorandum or prospectus was delivered by Morgan Stanley after it received notice to discontinue using it in accordance with clause (e) of this Section 8.

9.        Indemnity and Contribution.  (a)  Each of the Company and the Guarantor agree, jointly and severally, to indemnify and hold harmless each Initial Purchaser, each person, if any, who controls any Initial Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Initial Purchaser within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in either Memorandum (as amended or supplemented if the Company or the Guarantor shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through you expressly for use therein.

(b)      Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, the Guarantor, their respective directors, their respective officers and each person, if any, who controls the Company or the Guarantor within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and the Guarantor to such Initial Purchaser, but only with reference to information relating to such Initial Purchaser furnished to the Company in writing by such Initial Purchaser through you expressly for use in either Memorandum or any amendments or supplements thereto.

(c)      In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated, in the case of parties indemnified pursuant to Section 9(a), and by the Company, in the case of parties indemnified pursuant to Section 9(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)      To the extent the indemnification provided for in Section 9(a) or 9(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and the Initial Purchasers on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 9(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(d)(i) above but also the relative fault of the Company and the Guarantor on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the Guarantor and the total discounts and commissions received by the Initial Purchasers, as set forth in the Final Memorandum, bear to the aggregate offering price of the Securities. The relative fault of the Company and the Guarantor on the one hand and of the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantor or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Initial Purchasers’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective principal amount of Securities they have purchased hereunder, and not joint.

(e)      The Company, the Guarantor and the Initial Purchasers agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 9(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities resold by it in the initial placement of such Securities were offered to investors exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)       The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company and the Guarantor contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Initial Purchaser, any person controlling any Initial Purchaser or any affiliate of any Initial Purchaser or by or on behalf of the Company, the Guarantor, their respective officers or directors or any person controlling the Company or the Guarantor (iii) acceptance of and payment for any of the Securities.

10.      Termination. The Initial Purchasers may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company or the Guarantor shall have been suspended on any exchange or in any over–the–counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Final Memorandum.

11.      Effectiveness; Defaulting Initial Purchasers.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, any one or more of the Initial Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase is not more than one–tenth of the aggregate principal amount of Securities to be purchased on such date, the other Initial Purchasers shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Securities set forth opposite the names of all such non–defaulting Initial Purchasers, or in such other proportions as you may specify, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Initial Purchaser has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one–ninth of such principal amount of Securities without the written consent of such Initial Purchaser. If, on the Closing Date any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non–defaulting Initial Purchaser or of the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Final Memorandum or in any other documents or arrangements may be effected.  Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

If this Agreement shall be terminated by the Initial Purchasers, or any of them, because of any failure or refusal on the part of the Company or the Guarantor to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or any of the Guarantor shall be unable to perform its obligations under this Agreement, the Company and the Guarantor will reimburse the Initial Purchasers or such Initial Purchasers as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Initial Purchasers in connection with this Agreement or the offering contemplated hereunder.

12.      Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13.      Applicable Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

14.      Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

Very truly yours,

AMERICAN COLOR GRAPHICS, INC.

By:	/s/ Timothy M. Davis
Name: Timothy M. Davis
Title: Senior Vice President

ACG HOLDINGS, INC.

By:	/s/ Timothy M. Davis
Name: Timothy M. Davis
Title: Senior Vice President

Accepted as of the date hereof

Morgan Stanley & Co. Incorporated
Banc of America Securities LLC
Credit Suisse First Boston LLC

Acting severally on behalf of themselves and the several Initial Purchasers named in Schedule I hereto.

By:	MORGAN STANLEY & CO. INCORPORATED

By:	/s/ David Schwarzbach
Name: David Schwarzbach
Title: Vice President